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                                                             September 29, 1998


Pentegra Dental Group, Inc.
2999 N. 44th Street, Suite 650
Phoenix, Arizona 85018


     Re:  Registration Statement on Form S-4 of Pentegra Dental Group, Inc.


Ladies and Gentlemen:


     We have served as counsel to Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,500,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), $50,000,000 aggregate principal amount of Convertible Subordinated Debt Securities ("Convertible Debt Securities") and the shares of Common Stock issuable on conversion thereof (the "Conversion Shares"), which Shares and Convertible Debt Securities will be issuable from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions by the Company pursuant to Rule 415 under the Act. A Registration Statement on Form S-4 (the "Registration Statement") covering the offering and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the Registration Statement, the Restated Certificate of Incorporation and Bylaws of the Company, the form of Indenture to be entered into by the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), relating to the Convertible Debt Securities and filed as an exhibit to the Registration Statement (the "Form of Indenture"), and the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and (ii) the Convertible Debt Securities and Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement.

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Pentegra Dental Group, Inc.
September 29, 1998
Page 2


     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          2. With respect to the Shares, when (i) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Shares and related matters and (ii) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable agreement and plan of reorganization or definitive purchase or similar agreement approved by the Board on payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          3. With respect to the Convertible Debt Securities of any series, when (i) the Board has taken all necessary corporate action to approve the execution and delivery of an indenture in substantially the form of the Form of Indenture (an "Indenture") and the issuance of and the terms of the offering of the Convertible Debt Securities of that series and related matters, (ii) an Indenture has been duly executed and delivered by the Company and the Trustee or a successor Trustee, (iii) the Trustee or a successor trustee has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) forms of securities complying with the applicable terms of the Indenture and representing the Convertible Debt Securities of that series have been duly executed and delivered by the Company and authenticated by the Trustee or its duly appointed agent in the form approved by the Board and in accordance with the Indenture and the applicable agreement and plan of reorganization or definitive purchase or similar agreement on payment of the consideration therefor provided for therein, the Convertible Debt Securities of that series will be duly authorized, validly issued, and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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Pentegra Dental Group, Inc.
September 29, 1998
Page 3

          4. The Conversion Shares have been duly authorized and reserved for issuance on conversion of the Convertible Debt Securities of any series and when (i) the Convertible Debt Securities of that series have been issued in compliance with clauses (i) through (iv) of the preceding paragraph and (ii) certificates representing the Conversion Shares have been duly executed, countersigned, registered and delivered in accordance with the terms of the Convertible Debt Securities of that series and the Indenture on conversion of the Convertible Debt Securities of that series, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

     You should be aware that we are not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,


                                       /s/ Jackson Walker L.L.P.